Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES NAMES

MEGHAN BAIVIER AS CHIEF FINANCIAL AND OPERATING OFFICER AND

ALISON BERNARD AS CHIEF ACCOUNTING OFFICER

WASHINGTON, D.C. – March 10, 2016 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, announced today that Meghan Baivier has been named Executive Vice President, Chief Financial and Operating Officer. Alison Bernard will remain with Easterly and transition to the role of Executive Vice President, Chief Accounting Officer.

“Meghan and Alison are both critical members of the Easterly management team and I am delighted that, with this transition, we can further align the Easterly organization with their professional and personal goals,” said William C. Trimble, III, President and Chief Executive Officer of Easterly.

Ms. Baivier joined Easterly in May, 2015 as Chief Operating Officer. Prior to joining Easterly, Ms. Baivier served as Vice President of Citigroup’s Real Estate and Lodging Investment Banking group. While at Citigroup, she was involved in a wide range of financial advisory and capital markets transactions including more than $15 billion of merger and acquisitions transactions complemented by public equity and debt capital raises in excess of $22 billion. Ms. Baivier was also part of the lead underwriting team that advised Easterly on its February 2015 IPO.

“I am incredibly proud to be a part of the Easterly team and it is a privilege to take on this expanded role at such an exciting stage since the Company’s IPO. We are executing on a strategy to create value for shareholders through deep governmental expertise and a clear acquisition strategy, and I look forward to leading the Company’s record of superior capital management, in partnership with the rest of executive management,” said Ms. Baivier.

Ms. Bernard has served as Chief Financial Officer of Easterly since the Company’s IPO in February, 2015 and previously served as Chief Financial Officer of Easterly Capital from December 2011 and as CFO of Easterly Partners, LLC from April 2012. Ms. Bernard began her career with PricewaterhouseCoopers and is a licensed CPA.

“I am excited and appreciative of the opportunity to make this transition to Chief Accounting Officer,” said Ms. Bernard. “The team at Easterly is strong and I look forward to continuing to work alongside Meghan, complimenting her in her new role, at a time when capital formation is a focus for the Company.”

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Meghan G. Baivier

Chief Financial and Operating Officer

202-971-9867

ir@easterlyreit.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 2, 2016. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.